BlackRock Liquidity Funds:
Treasury Trust Fund


For the Period
Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period
November 1, 2007 through April 30, 2008.


PURCHASES (IN THOUSANDS)

TRANSACTION DATE                 12/10/07
FACE AMOUNT                      $ 37,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             3.14
DUE DATE                         06/12/08


TRANSACTION DATE                 12/13/07
FACE AMOUNT                      $ 25,000
SECURITY DESCRIPTION             TREASURY NOTE
RATE                             4.63
DUE DATE                         03/31/08


TRANSACTION DATE                 01/04/08
FACE AMOUNT                      $ 85,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             3.13
DUE DATE                         04/10/08


TRANSACTION DATE                 01/07/08
FACE AMOUNT                      $100,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             3.45
DUE DATE                         01/10/08


TRANSACTION DATE                 01/14/08
FACE AMOUNT                      $ 40,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             3.08
DUE DATE                         02/28/08


TRANSACTION DATE                 02/05/08
FACE AMOUNT                      $ 75,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             2.21
DUE DATE                         03/06/08
TRANSACTION DATE                 02/12/08
FACE AMOUNT                      $ 65,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             2.45
DUE DATE                         03/13/08


TRANSACTION DATE                 03/03/08
FACE AMOUNT                      $ 68,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             2.14
DUE DATE                         04/03/08


TRANSACTION DATE                 03/18/08
FACE AMOUNT                      $ 30,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.98
DUE DATE                         06/19/08

TRANSACTION DATE                 03/24/08
FACE AMOUNT                      $   33,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             1.03
DUE DATE                         06/26/08


TRANSACTION DATE                 03/31/08
FACE AMOUNT                      $   35,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             1.33
DUE DATE                         07/03/08


SALES (IN THOUSANDS)

TRANSACTION DATE                 03/17/08
FACE AMOUNT                      $100,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.50
DUE DATE                         03/20/08


TRANSACTION DATE                 03/17/08
FACE AMOUNT                      $ 70,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.35
DUE DATE                         03/27/08


TRANSACTION DATE                 03/20/08
FACE AMOUNT                      $ 50,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.15
DUE DATE                         03/27/08


TRANSACTION DATE                 03/24/08
FACE AMOUNT                      $ 37,286
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.39
DUE DATE                         03/27/08


TRANSACTION DATE                 03/27/08
FACE AMOUNT                      $ 75,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.55
DUE DATE                         04/03/08


TRANSACTION DATE                 03/31/08
FACE AMOUNT                      $   12,803
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.75
DUE DATE                         04/03/08


TRANSACTION DATE                 04/28/08
FACE AMOUNT                      $ 75,000
SECURITY DESCRIPTION             TREASURY BILL
RATE                             0.86
DUE DATE                         05/08/08